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                       Securities and Exchange Commission
                             Washington, D.C. 20549





                                    FORM 8-K
                               AMENDMENT NUMBER 1



              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                January 31, 2002


                            IMX PHARMACEUTICALS, INC.
                            -------------------------
             (Exact name of Registrant as specified in its charter)

                        Commission File Number 000-30294


Utah                                                                87-0394290
---------                                                           ----------
(State or other jurisdiction of                              (I.R.S.  Employer
incorporation or organization)                             Identification No.)



                  Suite 2902, 140 Broadway, New York, NY 10005
                  --------------------------------------------
                    (Address of Principal Executive Offices)



                                  212.509.9500
                                  ------------
              (Registrant's Telephone number, including area code)


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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The historical pro forma financial statements required by Item 7 as a result of the transactions described in Item 2 of the Report on Form 8-K filed on February 15, 2002 cannot be filed at this time.

The audited financial statements for ThinkDirectMarketing, Inc. and its subsidiary, Direct Mail Quotes, LLC for the years ended December 31, 2000 and 2001("the acquiree's audited financial statements") and the related Pro forma financial information ("the Pro forma financial information"), which are a required component of the Form 8-K, in accordance with Regulation S-X, have not been completed as of this date.

The financial statements of TDMI and its newly acquired subsidiary were never previously submitted to a financial audit. The audits of the financial statements are now in process. However, due to the complexities of the accounting attributable to TDMI's prior acquisition and the pressures of the IRS Federal Tax deadline on the auditors, additional time is required to complete the audits.

The aquiree's audited financial statements and the related Pro forma financial information will be filed as soon as possible. It is expected that the filing will occur within the next three weeks but they will certainly be done in time for filing with the next 10-Q on May 15, 2002.


Exhibit
Number             Description
-------            -----------

None


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMX PHARMACEUTICALS, INC.


Date: April 16, 2002                     By: /s/ Adrian Stecyk
                                             ----------------------------------
                                             Adrian Stecyk


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